Exhibit 10.2

AMENDED AND RESTATED

SPONSOR PRIVATE PLACEMENT AGREEMENT

THIS AMENDED AND RESTATED SPONSOR PRIVATE PLACEMENT AGREEMENT (this “Agreement”), dated as of February 18, 2022, is made and entered into by and among Signal Hill Acquisition Corp., a Delaware corporation (the “Company”), and Signal Hill Acquisition Sponsor, LLC, as well as Paul Roberts, manager of the Sponsor and Chairman of the board of directors of the Company (collectively, the “Sponsors”). The parties hereby designate B. Riley Securities, Inc. as third-party beneficiary of this Agreement

RECITALS

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) pursuant to which the Company will issue and deliver up to 11,500,000 units (the “Units”) (including up to 1,500,000 Units subject to an over-allotment option granted to the underwriters of the Offering (the “Underwriters”)), with each Unit comprised of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company, and one-half of one warrant, each warrant exercisable to purchase one share of Common Stock at $11.50 per share, subject to certain adjustments (each, a “Warrant,” and collectively, the “Warrants”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1, No. 333-262042 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Warrants and the Common Stock underlying the Units, including a prospectus (the “Prospectus”);

WHEREAS, the gross proceeds of the Offering will be deposited in a trust account (the “Trust Account”) managed by Continental Stock Transfer & Trust Company, as trustee, as described in the Registration Statement and the Prospectus;

WHEREAS, as described in the Registration Statement and the Prospectus, in connection with the Offering, Signal Hill Acquisition Sponsor, LLC, and certain other investors (collectively, the “Private Placement Investors”) shall purchase from the Company an aggregate of 6,000,000 Warrants (the “Private Warrants”) in a private placement (the “Private Placement”);

WHEREAS, the terms of the purchase of Private Warrant by Signal Hill Acquisition Sponsor, LLC are set forth in that certain Private Placement Agreement, dated as of February 10, 2022, by and between the Company and the Sponsor (the “Original Private Warrant Purchase Agreement”);

WHEREAS, the Private Placement Investors have wired sufficient funds to the Trust Account to purchase an aggregate of 4,743,002 Private Warrants on the date hereof;

WHEREAS, the Sponsors are committed to purchasing the balance of the 1,256,998 Private Warrants no later than February 28, 2022; and

WHEREAS, the Sponsors desire to enter into this Agreement in order to facilitate the Offering.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            (a) Each of the Sponsors agrees, severally and jointly, to purchase from the Company 1,256,998 Private Warrants, at a purchase price of $1.00 per Private Warrant, for an aggregate purchase price of $1,256,998, pursuant to the terms of the form of agreement attached as Exhibit A hereto, which terms are identical to the Original Private Placement Purchase Agreement (the “Private Warrant Purchase Agreement”), no later than February 28, 2022.

(b)            Each of the Sponsors represents to the Company that he, she or it is capable of purchasing such Private Warrants, to satisfy his, her or its obligations under clause (a) of this Section 1.

(c)            Notwithstanding anything to the contrary herein or in the Private Warrant Purchase Agreement, Sponsors hereby waive any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account in which the proceeds of the Offering, as described in greater detail in the Registration Statement and the Prospectus, will be deposited, and hereby agree not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

2.            This Agreement, together with the Private Warrant Purchase Agreement and the Original Private Warrant Purchase Agreement, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3.            No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

4.            Any notice, statement or demand authorized by this Agreement shall be sufficiently given (i) when so delivered if by hand or overnight delivery, (ii) the date and time shown on a telefacsimile transmission confirmation, or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid.

5.            This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.            This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8.            The Company and each of the Sponsors agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SIGNAL HILL ACQUISITION CORP.

By:	/s/ Grainne Coen
Name: Grainne Coen
Title: Chief Financial Officer

PURCHASERS:

SIGNAL HILL ACQUISITION SPONSOR, LLC

By:	/s/ Paul Roberts
Name: Paul Roberts
Title: Manager

/s/ Paul Roberts
Paul Roberts, individually

EXHIBIT A

FORM OF PRIVATE PLACEMENT AGREEMENT

THIS PRIVATE PLACEMENT AGREEMENT, dated as of February __, 2022 (as it may from time to time be amended, this “Agreement”), is entered into by and between Signal Hill Acquisition Corp., a Delaware corporation (the “Company”) and Signal Hill Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).

WHEREAS, the Company consummated an initial public offering of the Company’s units (the “Units”, and the offering the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (each, a “Share”), and one-half of one warrant, each whole warrant exercisable to purchase one Share (“Warrant”), on February 15, 2022, as set forth in the Company’s registration statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”), File Number 333-262042 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Sponsor and certain holders of the Company’s Class B common stock, par value $0.0001 per share (collectively, the “Purchaser”) have agreed to purchase an aggregate of 6,000,000 redeemable warrants (and have the option to purchase up to an additional 600,000 warrants if the over-allotment option in connection with the IPO is exercised in full) (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being at a price of $11.50 per Share;

WHEREAS, in the event the underwriters of the IPO exercise their over-allotment option and the Purchaser elects not to purchase the up to 600,000 additional Private Placement Warrants in connection therewith, B. Riley Securities, Inc. (“BR”) has agreed to purchase such Private Placement Warrants at a price of $1.00 Private Placement Warrant;

WHEREAS, on February 15, 2022, the Purchaser purchased 4,743,002 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being at a price of $11.50 per Share; and

WHEREAS, the Sponsor is committed to purchasing the balance of the 1,256,998 Private Placement Warrants no later than February 28, 2022.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.    Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B.     Purchase and Sale of the Private Placement Warrants.

(i)            As of the date hereof (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 1,256,998 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $1,256,998 (the “Purchase Price”). Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the Company, on or prior to the Closing Date. On the Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii)           In the event that the underwriters’ over-allotment option is exercised in full or in part, the Purchaser or BR shall purchase up to an additional 600,000 Private Placement Warrants (the “Additional Private Placement Warrants”)  in the same proportion as the amount of the option that is so exercised, and simultaneously with such purchase of Additional Private Placement Warrants, as payment in full for the Additional Private Placement Warrants being purchased hereunder, and at least one (1) business day prior to the closing of such portion of the underwriters’ over-allotment option, Purchaser shall pay $1.00 per Additional Private Placement Warrant, up to an aggregate amount of $600,000 to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The closing of the purchase and sale of the Additional Private Placement Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the underwriters’ over-allotment option (such closing date, together with the Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of the Additional Private Placement Warrants, if applicable, shall take place at the offices of Saul Ewing Arnstein & Lehr LLP, counsel for the Company, or such other place as may be agreed upon by the parties hereto.

C.     Terms of the Private Placement Warrants.

(i)            Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and Continental in connection with the Public Offering (the “Warrant Agreement”). Such terms include the fact that the Private Placement Warrants shall not be transferable, assignable or salable until 30 days after the completion of an initial business combination, subject to certain exceptions set forth in the Warrant Agreement.

(ii)           On or prior to the Closing Date, the Company and the Purchaser shall reaffirm their entrance or enter into a registration and shareholder rights agreement (the “Registration and Shareholder Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the applicable Closing Date) that:

A.  Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.   Authorization; No Breach

(i)            The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the applicable Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii)           The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the applicable Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Warrant Agreement, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued as fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.  Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the applicable Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.  Authorization; No Breach.

(i)            This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)           The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the applicable Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i)            The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)           The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(iii)          The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)          The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)           The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)          The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)         The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Private Placement Warrants will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the warrants are issued in book entry form) relating to the foregoing. The Purchaser further understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities until the one-year anniversary following consummation of an initial business combination despite technical compliance with the requirements of such Rule.

(viii)        The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A.    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the applicable Closing Date as though then made.

B.    Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.

C.    No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.    Warrant Agreement. The Company shall have entered into the Warrant Agreement.

5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A.    Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the applicable Closing Date as though then made.

B.    Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the applicable Closing Date.

C.   No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.   Warrant Agreement. The Company shall have entered into the Warrant Agreement.

6. Termination. This Agreement may be terminated at any time after May 31, 2022 upon the election by either the Company or the Purchaser solely as to itself upon written notice to the other party if the initial closing of the Public Offering does not occur prior to such date.

7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the applicable Closing Date.

8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
SIGNAL HILL ACQUISITION CORP.

By:
Name: Jonathan Bond
Title: Chief Executive Officer

PURCHASER:
SIGNAL HILL ACQUISITION SPONSOR LLC

Name: Paul Roberts
Title: Managing Member

Paul Roberts, individually

[Signature Page to Sponsor Private Placement Agreement]